                                                                    EXHIBIT 3.44

                           UNITED STATES OF AMERICA


                              STATE OF LOUISIANA



                                 FOX McKEITHEN
                              SECRETARY OF STATE

    As Secretary of State, of the State of Louisiana, I hereby Certify that the annexed and following is a True and Correct copy of the Articles of Incorporation, Initial Report, Amendments and 1998 Annual Report of

                       CASINO MAGIC OF LOUISIANA, CORP.

              A LOUISIANA corporation domiciled at BOSSIER CITY,

   As shown by comparison with documents filed and recorded in this office.

In testimony whereof, I have hereunto set
my hand and caused the Seal of my Office
to be affixed at the City of Baton Rouge on,
                                                    [Seal of Secretary of State
    February 8, 1999                                for the State of Louisiana]

    CAS 34436430D
        Secretary of State

                           ARTICLES OF INCORPORATION


                                       OF


                 CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

     We, the undersigned, each capable of contracting, for the purpose of forming a corporation pursuant to Chapter 1 of Title 12 of the Louisiana Revised Statutes, do hereby certify:

     FIRST: The name of the corporation is Crescent City Capital Development Corporation.

     SECOND: The address (and zip code) of this corporation's initial registered office is

                    8550 United Plaza Boulevard
                    Baton Rouge, Louisiana 70809

and the name of this corporation's initial registered agent at such address is

                    CT Corporation System

     THIRD:  The purposes for which this corporation is organized are:

          (a) To engage in any activity within the purposes for which corporations may be organized under the Louisiana Business Corporation Law, including without limitation, to license, construct, develop, own and operate a riverboat casino in Orleans Parish, Louisiana.

          (b) The foregoing and following clauses shall be construed as objects and powers in furtherance and not in limitation of general powers conferred by the laws of the State of Louisiana, and it is hereby expressly provided that the foregoing and following enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation and that this corporation may do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or objects hereinabove enumerated, either alone or in association with other corporations, firms or individuals to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

     FOURTH:  The duration of the corporation is perpetual.

     FIFTH: The aggregate number of shares which the corporation shall have authority to issue is Two Hundred (200) Shares, $.01 par value.

     SIXTH: The first Board of Directors of the corporation shall consist of three (3) Directors and the name and post office address of each person who is to serve as such a Director is as follows:


NAME                                  ADDRESS
----                                  -------

I.G. Davis, Jr.                       c/o Capital Gaming International,
                                      Inc.
                                      Bayport One, Suite 250
                                      8025 Black Horse Pike
                                      West Atlantic City, NJ 08232

Edward M. Tracy                       c/o Capital Gaming International,
                                      Inc.
                                      Bayport One, Suite 250
                                      8025 Black Horse Pike
                                      West Atlantic City, NJ 08232

Col. Clinton Paganc                   c/o Capital Gaming International,
                                      Inc.
                                      Bayport One, Suite 250
                                      8025 Black Horse Pike
                                      West Atlantic City, NJ 08232

     SEVENTH:  The name and address of each incorporator is as follows:

NAME                                  ADDRESS
----                                  -------

I.G. Davis, Jr.                       c/o Capital Gaming International, Inc.
                                      Bayport One, Suite 250
                                      8025 Black Horse Pike
                                      West Atlantic City, NJ 08232

     EIGHTH: Pursuant to the provisions of Section 24 of the Louisiana Business Corporation Law, any director or officer of this corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that this provision shall not relieve a director or officer of liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders; (b) for any action not taken in good faith, involving intentional misconduct or in knowing violation of law; (c) amounting to an unlawful distribution or other violation of R.S. 12:92(D); or
(d) resulting in receipt by such person of an improper personal benefit.

     NINTH:

          (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the tests of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Louisiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Louisiana Business Corporation Law, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which services were or are rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Louisiana Business Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she had met the applicable standard of conduct set forth in the Louisiana Business Corporation Law, nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to an action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

          (d) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or lose under the New Jersey Business Corporation Act.

     TENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I the undersigned, capable of contracting, have hereunto affixed my signature on this 4th day of June, 1993.
                                      ---        ----

                                        /s/ I.G. Davis, Jr.
                                        ---------------------------------
                                        I.G. Davis, Jr., Chairman and

STATE OF NEW JERSEY)
                   )
COUNTY OF MERCER   )

     BE IT KNOWN, That on this 4th day of the month of June, in the year of our
                               ---                     ----
Lord, 1993, before me, the undersigned, Notary Public in and for the County and State aforesaid duly commissioned and qualified, there came and appeared I.G. Davis, Jr., known to me, Notary, and known by me to be the person whose name appears upon the foregoing instrument and said appearer declared and acknowledged unto me, Notary, that he executed the said instrument for the uses and purposes therein set forth and apparent.

     IN WITNESS WHEREOF, said appearer has signed these presents, and I have hereunto set my official hand and seal on the day and date first hereinabove written.

                                        /s/
                                        ----------------------------
(Notarial Seal)                         Notary Public

                                  ARTICLES OF

                                AMENDMENT TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                 CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

     Crescent City Capital Development Corp., a Louisiana corporation having its registered office in the parish of East Baton Rouge, hereby certifies to the Secretary of State of Louisiana, that:

     FIRST: The Articles of Incorporation of this corporation are hereby amended so that article 5 thereof shall read as follows:

          "5. The aggregate number of shares which the corporation shall have authority to issue is: one thousand (1,000) shares, $.01 par value. The sale, assignment, transfer, pledge or disposition of the security or securities which represent five percent (5%) or more of the total outstanding shares issued by the corporation is conditional and subject to prior approval by the appropriate licensing authority acting in accordance with the Louisiana Riverboat Economic Development and Gaming Control Act."

     SECOND: That in lieu of a meeting and vote of shareholders, the sole shareholder of the corporation has given written consent to said amendment in accordance with the provisions of R.S. 12:76 La. Rev. Stats., 1950.

     IN WITNESS WHEREOF, this instrument has been signed on behalf of Crescent City Capital Development Corp. by its President and Secretary on this 20th day
                                                                      ----
of January, 1994.
   -------
                                          By: /S/ Edward M. Tracy
                                              --------------------------------
                                              Edward M. Tracy, President

                                          By: /S/ Harry Hornbostel
                                              --------------------------------
                                              Henry Hornbostel,

STATE OF NEW JERSEY

COUNTY OF MERCER

     BE IT KNOWN that on this 20th day January, 1994, before me the undersigned,
                              ----     -------
a Notary Public in and for the County and State aforesaid, duly commissioned and qualified, there came and appeared Edward M. Tracy, known to me, Notary, and known by me to the be the President of Crescent City Capital Development Corp. and Henry Hornbostel, known to me, Notary, and known by me to be the Secretary of Crescent City Capital Development Corp., who signed the within and foregoing instrument before me and who acknowledged to me, Notary, that they signed, executed, and delivered said instrument in their capacity as President and Secretary of Crescent City Capital Development Corp. for the uses and purposes therein set forth and apparent.

     IN WITNESS WHEREOF the said appearer has signed these presents and I have hereunto affixed my official hand and seal, on the date and year first herein above written, after due reading of the whole.

                                       /s/ Edward M. Tracy
                                       ----------------------------------
                                       Edward M. Tracy, President

                                       /s/ Henry Hornbostel
                                       ----------------------------------
                                       Henry Hornbostel, Secretary


(NOTARIAL SEAL)


                           /S/_________________________
                                 NOTARY PUBLIC

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                 CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

STATE OF NEW JERSEY

COUNTY OF ATLANTIC

     BEFORE ME, the undersigned authority, personally came and appeared EDWARD
M. TRACY, President, and WILLIAM S. PAPAZIAN, Assistant Secretary of and acting for CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION, a corporation organized and existing under the laws of the State of Louisiana, who declare, that pursuant to the Unanimous Written Consent by all shareholders of this corporation held on the 9th day of May, 1996, a certified copy of said Unanimous Consent being
    ---        ---
attached hereto, that they do now appear for the purpose of effecting an amendment to the Articles of Incorporation, as follows:

                                       I.

     The article entitled "FIRST" shall be amended to reflect the following:

          FIRST:  The name of the corporation shall be:

                        CASINO MAGIC OF LOUISIANA, CORP.

          They further declare that the original date of incorporation was June 9, 1993.

                                      II.

     That in lieu of a meeting and vote of shareholders, the sole shareholder of the corporation has given written consent to said amendment in accordance with the provisions of R.S. 12:76 La. Rev. Stats., 1950.

     THUS DONE AND SIGNED in my office in the City of W. Atlantic City, County
                                                      ----------------
of Atlantic, State of NJ, on this 9th day of May, 1996, in the presence of the
   --------           --          ---
undersigned competent witnesses and me, Notary Public, after due reading of the whole.

WITNESSES:

/s/                                       /s/ Edward M. Tracy
---------------------                     -----------------------------
                                          EDWARD M. TRACY, President

/s/                                       /s/ William S. Papazian
---------------------                     -----------------------------
                                          WILLIAM S. PAPAZIAN, Asst. Secretary


                          /s/_________________________
                                 NOTARY PUBLIC

                 My commission expires:_______________________

                     NOTICE OF CHANGE OF REGISTERED OFFICE
                       AND/OR CHANGE OF REGISTERED AGENT
                                 (R.S. 12:104)

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

TO:  THE SECRETARY OF STATE
     BATON ROUGE, LOUISIANA

Complying with L.S.A.-R.S. 12:104, et seq.:

                        CASINO MAGIC OF LOUISIANA, CORP.
                        --------------------------------
                             (Name of Corporation)

hereby makes it's notice of a change as follows:

Mailing Address and Municipal Address of Location of its Registered Office:

                              1701 Old Minden Road
                             Bossier City LA  71111

Name and Post Office Address or Location of Each Registered Agent:

                                Daniel K. Rester
                                Attorney at Law
                       2431 S. Acadian Thruway, Suite 600
                             Baton Rouge LA  70808

Name and Address of the First Directors (if selected when articles are filed):

James E. Ernst                    Robert A. Callaway              Jay Osman
President                         Secretary                       Treasurer
711 Casino Magic Drive            711 Casino Magic Drive          711 Casino Magic Drive
Bay St. Louis MS  39520           Bay St. Louis MS  39520         Bay St. Louis MS  39520

SIGNED AND DATED at Bay St. Louis, Mississippi, on this 17th day of August,
                                                        ----
1996.


                                             /s/ Jay Osman
                                             ------------------------------
                                             Jay Osman, Treasurer

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     --------------------------------------
                         BY DESIGNATED REGISTERED AGENT
                         ------------------------------
                                ACT 769 OF 1987
                                ---------------

To:  SECRETARY OF STATE OF LOUISIANA - CORPORATIONS DIVISION

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

     ON THIS 15th day of August, 1996, before me, a Notary Public in and for the aforesaid State and Parish, personally came and appeared DANIEL K. RESTER, who is to me known to be the person, and who, being duly sworn, acknowledged to me that he does hereby accept appointment as the Registered Agent of CASINO MAGIC OF LOUISIANA, CORP., which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of Title 12, Chapter 1, 2 and 3.

                                     /s/ Daniel K. Rester
                                     ------------------------------------------
                                     DANIEL K. RESTER
                                                  Signature of Registered Agent

     SWORN TO AND SUBSCRIBED before me, on the 15th day of August, 1996.

                                     /s/
                                     -----------------------------------------
                                     SUSAN SOILEAU - NOTARY PUBLIC